Filed Pursuant to 424(b)(2)
Registration No. 333-250976
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 9, 2020)
$50,000,000
Common Stock

In accordance with the terms of an At Market Issuance Sales Agreement, or the sales agreement, dated as of November 25, 2020, with B. Riley Securities, Inc., or B. Riley Securities, we may offer and sell shares of our common stock from time to time through B. Riley Securities, as agent or/and principal, having an aggregate offering price of up to $50 million.

Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.” On December 8, 2020, the last reported sale price of our common stock on The Nasdaq Global Market was $5.35 per share.

Sales of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley Securities will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms set forth in the sales agreement between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation to B. Riley Securities for sales of common stock sold pursuant to the sales agreement is an aggregate of 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities
Prospectus supplement dated December 10, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Further, to the extent there is a conflict between the information contained in this prospectus supplement on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to the offering of shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus and the information in the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley Securities has not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and B. Riley Securities is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Quantum Corporation

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

The Offering

Common stock offered by us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through B. Riley Securities as our sales agent having an aggregate offering price of up to $50,000,000 pursuant to this prospectus.

Manner of offering	“At the market offering” that may be made from time to time through B. Riley Securities as our sales agent. See “Plan of Distribution (Conflicts of Interest)” on page S-11.

Use of proceeds	We intend to use the net proceeds from sales of the securities described in this prospectus to repay indebtedness owed under the Term Loan Credit and Security Agreement that we entered into on December 27, 2018 with U.S. Bank, National Association and the various lenders party thereto (as amended, the “Loan Agreement”). After paying amounts due under the Loan Agreement, or to the extent permitted under the Loan Agreement, we may use any remaining net proceeds for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the section “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed, and we might cease operations. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Forward-Looking Statements.”

Additional Risks Related to This Offering

Once we have paid all indebtedness owed under the Loan Agreement, or to the extent otherwise permitted under the Loan Agreement, management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Once all indebtedness owed indebtedness owed under the Loan Agreement is paid in full, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 9,345,794 shares of our common stock are sold at a price of $5.35 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The Nasdaq Global Market on December 8, 2020, for aggregate gross proceeds of $50.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $5.35 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering. Further, any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities will likely have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to an Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the aggregate proceeds to be raised in connection with those sales. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•the anticipated impacts of the ongoing COVID-19 global pandemic;

•the size and timing of expenditures and whether there are unanticipated expenditures;

•our ability to manage the anticipated growth of our business, including our ability to recruit and retain key personnel;

•our estimates and expectations regarding the sufficiency of our cash resources and ability to raise additional capital;

•our ability to protect our intellectual property and the duration of any such protection, and operate our business without infringing upon the intellectual property rights of others;

•our future financial and operating performance;

•our anticipated use of the net proceeds from this offering;

•our strategies, prospect, plans, expectations, and objectives;

•our anticipated operations, financial position, costs, or expenses;

•statements regarding future economic conditions or performance;

•statements concerning proposed new products, services, or developments;

•statements of belief and any statement of assumptions underlying any of the foregoing; and

•any other statements that are not historical fact.

You can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the section entitled “Risk Factors” contained in this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statements.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. The securities offered under this prospectus supplement are not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement, the actual total proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, to repay indebtedness owed under the Loan Agreement. As of September 30, 2020, there was $185.2 million aggregate principal amount outstanding under the Loan Agreement. Borrowings under the Loan Agreement bear interest at a rate per annum, at our option, equal to (a) the greater of (i) 3.00%, (ii) the Federal Funds Rate plus 0.50%, (iii) the LIBOR rate plus 1.0%, and (iv) the Prime Rate as quoted by the Wall Street Journal, plus an applicable margin of 9.00% or (b) LIBOR Rate plus an applicable margin of 10.00%. Interest on the borrowings under the Loan Agreement is payable quarterly. Principal payments of 0.25% of the original balance of the Loan Agreement are due quarterly with the remaining principal balance due at maturity.

The Loan Agreement contain certain customary financial and other covenants, including requirements to prepay the loans in an amount equal to 100% of the net cash proceeds from certain assets dispositions, subject to certain reinvestment rights and other exceptions, and restrictions on the payment of dividends and certain other payments (subject to certain exceptions). Amounts outstanding under the Loan Agreement may become due and payable upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay principal, interest, or any fees when due; breach of any representation or warranty, covenant, or other agreement in the Loan Agreement; the occurrence of a bankruptcy or insolvency proceeding with respect us or any of our subsidiaries; any “Event of Default” with respect to other indebtedness involving an aggregate amount of $1.0 million or more; any lien created by the Loan Agreement or any related security documents ceasing to be valid and perfected; the Loan Agreement or any related security documents or guarantees ceasing to be legal, valid, and binding upon the parties thereto; or a change of control.

To the extent permitted under the Loan Agreement or upon payment of any amounts due under the Loan Agreement, we may use any remaining net proceeds for working capital and general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development and sales and marketing activities, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. Further, we may also use a portion of the net proceeds from this offering for future investments in or acquisitions of complementary technologies or businesses, although we have no current commitments or agreements to do so as of the date of this prospectus supplement.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as our research and development and sales and marketing efforts, and the availability and cost of other capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above and unless we state otherwise in the applicable prospectus supplement, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the price per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2020 was approximately ($196.4 million), or ($4.82) per share.

After giving effect to the sale of our common stock during the term of the sales agreement with B. Riley Securities in the aggregate amount of $50.0 million at an assumed offering price of $5.35 per share, the last reported sale price of our common stock on The Nasdaq Global Market on December 8, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2020 would have been ($146.7 million), or ($2.93) per share of common stock. This represents an immediate increase in the net tangible book value of $1.89 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.35 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$5.35
Net tangible book value per share as of September 30, 2020	(4.82)
Increase in net tangible book value per share attributable to this offering	1.89
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering	(2.93)
Dilution per share to new investors purchasing shares in this offering (a)	$5.35

(a) Dilution per share to new investors purchasing shares in this offering is limited to the assumed public offering price per share.

The table above assumes for illustrative purposes that an aggregate of 9,345,794 shares of our common stock are sold during the term of the sales agreement with B. Riley Securities at a price of $5.35 per share, the last reported sale price of our common stock on The Nasdaq Global Market on December 8, 2020, for aggregate gross proceeds of $50.0 million. The shares subject to the sales agreement with B. Riley Securities are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $6.35 per share, assuming all of our common stock in the aggregate amount of $50.0 million during the remaining term of the sales agreement with B. Riley Securities is sold at that price, would decrease our adjusted net tangible book value per share after the offering to ($3.02) per share and would not change the dilution in net tangible book value per share to new investors in this offering. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $4.35 per share, assuming all of our common stock in the aggregate amount of $50.0 million during the term of the sales agreement with B. Riley Securities is sold at that price, would increase our adjusted net tangible book value per share after the offering to ($2.81) per share and would not change the dilution in net tangible book value per share to new investors in this offering. This information is supplied for illustrative purposes only.

The above discussion and table are based on 40,740,212 shares of our common stock issued and outstanding as of September 30, 2020, and exclude the following, all as of September 30, 2020:

•5,283,287 shares of our common stock related to restricted stock units issuable upon the release of awards outstanding as of September 30, 2020, with a weighted-average exercise price of $3.91 per share;
•10,560,616 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share; and

•up to an aggregate of 1,799,991 shares of our common stock reserved for future grant or issuance under the Quantum 2012 Stock Incentive Plan (the “2012 Plan”), and our Employee Stock Purchase Plan.

To the extent that options or warrants outstanding as of September 30, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

To the extent that options or warrants outstanding as of September 30, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K filed with the SEC on November 25, 2020, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the sales agreement with B. Riley Securities under which we may offer and sell up to $50,000,000 of Common Stock from time to time through B. Riley Securities, acting as our sales agent. Sales of Common Stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

Each time we wish to issue and sell our Common Stock under the Sales agreement, we will notify B. Riley Securities of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of the notice, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the sales agreement to sell our Common Stock are subject to a number of conditions that we must meet. We may instruct the sales agent not to sell our Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. The sales agent or we may suspend the offering of Common Stock being made through the sales agent under the Sales agreement upon proper notice to the other party. The sales agent and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. Pursuant to the sales agreement, we may sell our Common Stock to the sales agent as principal for its own account under terms agreed by the sales agent and us.

We will pay the sales agent commissions for its services in acting as agent in the sale of Common Stock at a commission rate of 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agent under the sales agreement, will be approximately $100,000 if we sold the entire $50,000,000. We have also agreed to reimburse the sales agent its reasonable out-of-pocket expenses, including legal fees in an amount up to $50,000, and an additional $2,500 per quarter so long as the sales agreement remains in effect, excluding any period during which a suspension is in place.

Settlement for sales of Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of Common Stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all Common Stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

Conflicts of Interest

B. Riley Financial, Inc., the parent company of B. Riley Securities, is the beneficial owner of approximately 21% of our outstanding shares of Common Stock, including shares owned indirectly through B. Riley Securities or other subsidiaries of B. Riley Financial, Inc. Under FINRA Rule 5121(f)(6), a beneficial owner of 10 percent or more of the outstanding common equity of an entity is deemed to “control” such entity. In addition, John A. Fichthorn, a member of our board of directors, was Head of Alternative Investments at B. Riley Capital Management, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc., from April 2017 until May 2020. In May 2020, Mr. Fichthorn became a consultant for B. Riley Capital Management, LLC. Such consultancy concluded on November 30, 2020. As a result of its “control” of the Company under FINRA Rules, B. Riley Securities is deemed to have a “conflict of interest” within the meaning of Rule 5121, and this offering will be conducted in accordance with the requirements of Rule 5121(a).

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. Copies of the sales agreement are filed with the SEC and are incorporated by reference into the registration statement of which this prospectus supplement is a part.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. B. Riley Securities is being represented in connection with this offering by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

Armanino LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Armanino LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 24, 2020;

•our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, and September 30, 2020, filed with the SEC on October 28, 2020;

•our Current Reports on Form 8-K filed with the SEC on April 6, 2020 (with respect to Item 1.01 only), April 16, 2020, May 18, 2020, May 19, 2020, June 1, 2020, June 17, 2020, August 20, 2020, October 14, 2020; and November 25, 2020;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com.

PROSPECTUS
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The closing price of our common stock on December 8, 2020 was $5.35 per share.

See "Risk Factors" on page 2 of this prospectus in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 9, 2020.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus, and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

QUANTUM CORPORATION

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Before deciding to invest in our securities, you should carefully consider the specific risk factors described under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19's anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, future acquisitions, and the repayment of indebtedness outstanding from time to time. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock and preferred stock. This description is only a summary. Our amended and restated certificate of incorporation, as amended, or the Certificate of Incorporation, and our amended and restated bylaws, as amended, or the Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read the Certificate of Incorporation and the Bylaws for additional information before you invest in any of our securities. See “Where You Can Find More Information.”

Common Stock

Our Certificate of Incorporation provides that we may issue up to 125,000,000 shares of common stock, par value of $0.01 per share. As of September 30, 2020, 40,740,212 shares of our common stock were outstanding. Each holder of our common stock is entitled to one vote per share, except in the case of election of our directors. At all elections of our directors, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit. Our Board of Directors, subject to any restrictions contained in the Delaware General Corporation Law, or the DGCL, our Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Company and any qualifications or restrictions on our common stock created thereby, may declare and pay dividends upon the shares of our common stock. Our directors may set apart out of any of our available funds for dividends a reserve or reserves for any proper purpose and may abolish such reserve. We do not currently pay dividends on our common stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may designate and issue in the future. In the event of our liquidation, dissolution or winding, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Preferred Stock

Under the Certificate of Incorporation, without further stockholder action, our board of directors is authorized to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Series B Junior Participating Preferred Stock

Under the Certificate of Incorporation, 1,000,000 shares of preferred stock are designated Series B Junior Participating Preferred Stock. Subject to the prior and superior right of holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive when, as and if declared by the Company’s board of directors, accruing quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Payment Date after the first issuance of the Series B Junior Participating Preferred Stock. The amount of such payment will be equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. Our board of directors is required to declare a dividend payment on the Series B Junior Participating Preferred Stock immediately after it declares a dividend or distribution on our common stock.

Each share of Series B Junior Participating Preferred Stock is entitled to 1,000 votes on all matters upon which holders of our common stock are entitled to vote but otherwise have the same general voting rights as our common stock. Upon our liquidation, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed to holders of Common Stock plus any accrued and unpaid dividends. Upon a consolidation, merger or similar transaction we are involved in, Series B Junior Participating Junior Preferred Stock will receive an amount per share equal to 1,000 times the aggregate amount of consideration for which each share of Common Stock received in such transaction.

As of October 26, 2020, there were no shares of preferred stock, including Series B Junior Participating Preferred Stock, outstanding.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of the DGCL, the Certificate of Incorporation and the Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring us. These provisions, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of the board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

The Bylaws provide that stockholders may not take action by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders may be called only by our board of directors, the chairperson of the board of directors, if there be one, or the president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware anti-takeover statute

We are a Delaware corporation and subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

Section 203 restrictions do not apply if: (i) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status as “interested”; (ii) upon consummation of the transaction that resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, or the Voting Stock, excluding those shares owned by our directors who are also our officers, and held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or (iii) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s Voting Stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent's address is 510 Burrard Street, Vancouver, BC V6C 3B9, Canada.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

General Terms of the Indenture

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•the title or designation of the debt securities;

•any limit upon the aggregate principal amount of the debt securities;

•the price or prices at which the debt securities will be issued;

•the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•the date or dates on which we will pay the principal on the debt securities;

•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•the place or places where the principal of, premium and interest on the debt securities will be payable , where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•information with respect to book-entry procedures;

•whether the debt securities will be subject to subordination and the terms of such subordination;

•any restriction or condition on the transferability of the debt securities;

•a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

•the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

•any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•any other terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•the conversion or exchange price;

•the conversion or exchange period;the conversion or exchange period;

•provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•events requiring adjustment to the conversion or exchange price; and

•provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•failure to pay interest for 30 days after the date payment is due and payable;

•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•failure to perform other covenants for 60 days after notice that performance was required;

•certain events in bankruptcy, insolvency or reorganization relating to us; or

•any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•the holder has previously given to the trustee written notice of default and continuance of such default;

•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•evidence the assumption by a successor entity of our obligations;

•add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us

•add any additional events of default;

•add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•add guarantees with respect to or secure any debt securities;

•establish the forms or terms of debt securities of any series;

•evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•cure any ambiguity or correct any inconsistency or defect in the indenture;

•modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•extend the final maturity of any debt security

•reduce the principal amount or premium, if any;

•reduce the rate or extend the time of payment of interest;

•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•change the currency in which the principal, and any premium or interest, is payable;

•impair the right to institute suit for the enforcement of any payment on any debt security when due;

•if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

•a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus, either independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities.

The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•title of the warrants;

•aggregate number of the warrants;

•the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•the procedures and conditions relating to the exercise of the warrants;

•the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•the price or prices at which the warrants will be issued;

•the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•call provisions, if any, of the warrants;

•antidilution provisions, if any, of the warrants; and

•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

•the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

•the date, if any, on and after which the constituent securities composing the units will be separately transferable;

•any special United States federal income tax considerations applicable to the units; and

•any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update, or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•the title of the rights;

•the date of determining the stockholders entitled to the rights distribution;

•the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•the exercise price;

•the aggregate number of rights issued;

•the date, if any, on and after which the rights will be separately transferable;

•the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers, or agents in connection with the offering, including:

•the name or names of any underwriters, dealers, or agents;

•the purchase price of the securities and the proceeds to us from the sale;

•any underwriting discounts and other items constituting compensation to underwriters, dealers, or agents;

•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and the applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by any prospectus supplement, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock to be issued will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 24, 2020;

•our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, and September 30, 2020, filed with the SEC on October 28, 2020;

•our Current Reports on Form 8-K filed with the SEC on April 6, 2020 (with respect to Item 1.01 only), April 16, 2020, May 18, 2020, May 19, 2020, June 1, 2020, June 17, 2020, August 20, 2020, October 14, 2020; and November 25, 2020;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com.

$50,000,000

Common Stock

Prospectus Supplement

B. Riley Securities
December 10, 2020.